SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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SEI INVESTMENTS COMPANY

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SEI INVESTMENTS NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD MAY 28, 2003

SEI INVESTMENTS COMPANY, OAKS, PA 19456-1100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 28, 2003

The Annual Meeting of Shareholders of SEI Investments Company, a Pennsylvania business corporation, will be held at 10:00 a.m., EST, Wednesday, May 28, 2003, at 1 Freedom Valley Drive, Oaks, PA 19456-1100, for the following purposes:

1.	To elect two directors for a term expiring at our 2006 Annual Meeting;
2.	To approve an increase in the number of shares of Common Stock authorized for issuance under the SEI Investments Company 1998 Equity Compensation Plan (the “1998 Plan”), and the amendment and restatement of the 1998 Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants to examine SEI’s consolidated financial statements for 2003; and
4.	To transact such other business as may properly come before our 2003 Annual Meeting or any adjournments thereof.

Only shareholders of record at the close of business on April 10, 2003 will be entitled to notice of, and to vote at, our 2003 Annual Meeting and any adjournments thereof.

By order of the Board of Directors,

William M. Doran
Secretary, April 24, 2003

Your vote is important. Accordingly, you are asked to complete, sign, and return the accompanying proxy card in the envelope provided, which requires no postage if mailed in the United States.

SEI INVESTMENTS COMPANY, OAKS, PA 19456-1100

PROXY STATEMENT

2003 Annual Meeting of Shareholders
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SEI Investments Company (“SEI,” “we,” or “our”) of proxies for use at our 2003 Annual Meeting of Shareholders to be held on May 28, 2003 (the “2003 Annual Meeting”) and at any adjournments thereof. Action will be taken at our 2003 Annual Meeting to elect two directors; to approve an increase in the number of shares of Common Stock authorized for issuance under the SEI Investments Company 1998 Equity Compensation Plan (the “1998 Plan”) and the amendment and restatement of the 1998 Plan; to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as independent public accountants to examine SEI’s consolidated financial statements for 2003; and to consider such other business as may properly come before our 2003 Annual Meeting and any adjournments thereof. This Proxy Statement, the accompanying proxy card, and our Annual Report for 2002 will be sent to our shareholders on or about April 24, 2003.

Voting at the Meeting
Only the holders of shares of our Common Stock, par value $.01 per share (“Shares”), of record at the close of business on April 10, 2003 are entitled to vote at our 2003 Annual Meeting. On that date there were 105,111,929 Shares outstanding and entitled to be voted at our 2003 Annual Meeting. Each holder of Shares entitled to vote will have the right to one vote for each Share outstanding in his or her name on the books of SEI. See “Ownership of Shares” for information regarding the ownership of Shares by directors, nominees, officers, and certain shareholders of SEI.

The Shares represented by each properly executed proxy card will be voted in the manner specified by the shareholder. If instructions to the contrary are not given, such Shares will be voted FOR the election to our Board of Directors of the nominees listed herein; FOR the increase in the number of Shares authorized for issuance under the 1998 Plan and the amendment and restatement of the 1998 Plan; and FOR the ratification of the appointment of PwC as independent public accountants to examine SEI’s consolidated financial statements for 2003. If any other matters are properly presented for action at the meeting, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Execution of the accompanying proxy card will not affect a shareholder’s right to attend our 2003 Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by providing written notice of revocation to our Secretary at any time before the proxy is voted. Under the Pennsylvania Business Corporation Law, if a shareholder (including a nominee, broker, or other record owner) records the fact of abstention or fails to vote (including broker nonvotes) either in person or by proxy, such action is not considered a vote cast and will have no effect on the proposals submitted to the shareholders described in this Proxy Statement, but the shareholder will be considered present for purposes of determining a quorum.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members and is divided into three classes: two classes comprising two directors each, and one class comprising three directors. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation, or removal of a director. Subject to shareholder approval at this meeting, two directors will be elected for the current class. This class will be elected at our 2003 Annual Meeting by a plurality of votes cast at our 2003 Annual Meeting.

Richard B. Lieb and Carmen V. Romeo, each of whom is a current member of our Board of Directors, have been nominated by our Board of Directors for election as directors at our 2003 Annual Meeting. Shares represented by properly executed proxy cards in the accompanying form will be voted for such nominees in the absence of instructions to the contrary. The nominees have consented to be named and to serve if elected. SEI does not know of anything that would preclude the nominees from serving if elected. If, for any reason, a nominee should become unable or unwilling to stand for election as a director, either the Shares represented by all proxies authorizing votes for such nominee will be voted for the election of such other person as our Board of Directors may recommend or the number of directors to be elected at our 2003 Annual Meeting will be reduced accordingly.

Our Board of Directors unanimously recommends that the shareholders vote FOR the election of Mr. Lieb and Mr. Romeo as directors at our 2003 Annual Meeting.

Set forth below is certain information concerning Mr. Lieb and Mr. Romeo and each of the five other current directors, whose terms continue after our 2003 Annual Meeting.

NOMINEES FOR ELECTION AT THE
2003 ANNUAL MEETING:

Richard B. Lieb, 55, has been a director since 1994. Since October 2002, Mr. Lieb has been the President and Chief Executive Officer of The Dewey Companies, a residential real estate development firm. Mr. Lieb was our Executive Vice President from 1990 until September 2002. During 2002, Mr. Lieb was a Senior Fellow at the SEI Center for Advanced Studies in Management at the Wharton School of the University of Pennsylvania. Mr. Lieb served as President of our Investment Systems and Services Unit from 1994 until 2001 and was President and Chief Executive Officer of our Insurance Asset Services Division from March 1989 until October 1990. From 1986 to 1989, Mr. Lieb served in various executive positions with SEI. He is a member of the board of directors of OAO Technology Solutions, Inc., a publicly traded technology company. Mr. Lieb also is the Vice Chairman and Assistant Secretary of the board of trustees for the Pennsylvania Academy of Fine Arts and a member of the board of directors of the Marine Corps Scholarship Foundation.

Carmen V. Romeo, 59, has been an Executive Vice President since December 1985 and a director since June 1979. Mr. Romeo was our Treasurer and Chief Financial Officer from June 1979 until September 1996. Mr. Romeo also is a member of the board of trustees of LaSalle University, Philadelphia, PA.

DIRECTORS CONTINUING IN OFFICE WITH
TERMS EXPIRING IN 2004:

Alfred P. West, Jr., 60, has been the Chairman of our Board of Directors and our Chief Executive Officer since our inception in 1968. From June 1979 until August 1990, Mr. West also served as our President. He is a member of the Compensation Committee of our Board of Directors.

William M. Doran, 62, has been a director since March 1985 and is a member of the Compensation Committee of our Board of Directors. Mr. Doran is our Secretary and, since October 1976, has been a partner in the law firm of Morgan, Lewis & Bockius LLP, Philadelphia, PA, a firm that provides significant legal services to SEI, our subsidiaries, and our mutual funds. Mr. Doran is a trustee of SEI Liquid Asset Trust, SEI Tax Exempt Trust, SEI Daily Income Trust, SEI Institutional Managed Trust, SEI Index Funds, SEI Institutional International Trust, SEI Asset Allocation Trust, SEI Institutional Investments Trust, SEI Insurance Products Trust, The Arbor Fund, The Advisors’ Inner Circle Fund, The MDL Funds, and Expedition Funds, each of which is an investment company for which our subsidiaries may act as advisor, administrator and/or distributor.

DIRECTORS CONTINUING IN OFFICE WITH
TERMS EXPIRING IN 2005:

Henry H. Porter, Jr., 68, has been a director since September 1981. He is the Chairman of our Audit Committee and is a member of the Compensation and Stock Option Committees of our Board of Directors. After having served in financial management positions in two large public companies, since 1980, Mr. Porter is a private investor and has been an outside director to a number of financial services organizations. Mr. Porter is a member of the board of directors of Caldwell & Orkin Funds, Inc., which is a registered mutual fund company.

Kathryn M. McCarthy, 54, has been a director since October 1998 and is a member of the Audit and Stock Option Committees of our Board of Directors. She is a Managing Director of Rockefeller & Co., Inc., a wealth management and investment company founded by the Rockefeller family. She is a Director of the Rockefeller Trust Companies (New York and Delaware) and a member of the Trust Committees of both organizations. From February 2000 to August 2002, Ms. McCarthy was the Director of Client Advisory Services at Rockefeller & Co., Inc. Ms. McCarthy was the President of Marujupu, LLC (a New York based family office) from November 1996 to June 1999. She was a consultant to Marujupu, LLC on investment and wealth transfer matters from June 1999 to June 2000. From June 1992 to October 1996, Ms. McCarthy was a Senior Financial Counselor and portfolio manager with Rockefeller & Co., Inc., a family office and investment manager.

Sarah W. Blumenstein, 56, has been a director since May 2001 and is a member of the Audit and Stock Option Committees of our Board of Directors. From 1996 to 2002, Ms. Blumenstein was a public member of the Liaison Committee on Medical Education, which accredits all medical schools in the United States and Canada. Since 1994, Ms. Blumenstein has served as a court-appointed Special Advocate for the Juvenile Court of Cook County. Ms. Blumenstein is a member of the board of directors, Fiscal Affairs Committee, and Investment Plan Subcommittee of Lake Forest Hospital. She also serves on the board of Children’s Memorial Institute for Education and Research and on the Women’s Boards of Children’s Memorial Medical Center and Lake Forest College.

PROPOSAL NO. 2:
 APPROVAL OF INCREASE IN NUMBER OF SHARES AUTHORIZED UNDER 1998 PLAN
AND AMENDMENT AND RESTATEMENT OF 1998 PLAN

On April 8, 2003, our Board of Directors adopted an amendment to the 1998 Plan that would increase the total number of Shares authorized for issuance under the 1998 Plan from 10,215,588 Shares (plus any additional Shares that become available as a result of forfeitures or cancellations of previously issued stock options under the SEI Investments Company Stock Option Plan and the SEI Investments Company 1997 Stock Option Plan (the “Prior Plans”)) to 20,215,588 Shares (plus any additional Shares that become available as a result of forfeitures or cancellations of previously issued stock options under the Prior Plans), an increase of 10,000,000 Shares.

Our Board of Directors also approved certain additional amendments to the 1998 Plan. These amendments include the following: (i) conditioning grants under the 1998 Plan on the grantee’s acknowledgment, either by writing or by acceptance of the grant, that all decisions and determinations of the Stock Option Committee are final and binding on the grantee, the grantee’s beneficiaries, and any other person having or claiming an interest under the grant, (ii) providing for adjustments in the number, kind, or value of Shares under the 1998 Plan in the event of a merger, reorganization or consolidation of SEI, irrespective of whether SEI is the surviving corporation in such transaction, (iii) reducing the limit on the aggregate number of shares that may be subject to grants to any individual under the 1998 Plan in any calendar year to 200,000 Shares from 600,000 Shares, (iv) permitting optionees to exercise their option through attestation to ownership of previously acquired Shares, (v) modifying the exercise procedures for options under the 1998 Plan to provide greater flexibility in the manner and timing of the exercise of options and to ensure that broker-assisted cashless exercise procedures comply with the prohibition on loans to executive officers and directors under the Sarbanes-Oxley Act of 2002, (vi) changing the definition of change of control under the 1998 Plan to require the consummation of the transaction, as opposed to the approval of the transaction by our shareholders (or our Board of Directors, if shareholder approval is not required), (vii) eliminating the restriction relating to pooling-of-interests accounting treatment in connection with a change of control, (viii) providing the Stock Option Committee with the flexibility to comply with applicable laws with respect to grants under the 1998 Plan to our employees, consultants, advisors, and non-employee directors who are subject to taxation in countries other than the United States and (ix) certain clarifying changes to the 1998 Plan.

Our Board of Directors approved the foregoing amendments as part of an amendment and restatement of the 1998 Plan. Our Board of Directors has directed that the proposal to increase the number of Shares authorized for issuance under the 1998 Plan and the amendment and restatement of the 1998 Plan be submitted to our shareholders for their approval.

Our Board of Directors believes that the availability of the additional 10,000,000 Shares under the 1998 Plan is in the best interests of SEI and our shareholders because the availability of an adequate equity compensation program is an important factor in attracting and retaining qualified employees, directors, and consultants, which is essential to our success. In addition, an equity compensation program aligns the long-term interests of participants with those of the shareholders. The increase in the number of Shares authorized for issuance under the 1998 Plan will permit SEI to continue the operation of the 1998 Plan for the benefit of new participants, as well as allow additional awards to be made to current participants. Shareholder approval of the increase in the number of Shares under the 1998 Plan is necessary to comply with the listing maintenance standards of Nasdaq, and to ensure that flexibility is maintained so that the additional Shares may be granted as incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

We also are seeking to have the shareholders approve the amendment and restatement of the 1998 Plan. The purpose of such approval is to continue to ensure that future grants of stock options, stock appreciation rights, performance units, and restricted Shares under the 1998 Plan that are intended to qualify for the performance-based exception to the deduction limitation of Section 162(m) of the Code will qualify for such exception.

The material features of the 1998 Plan, as amended and restated, are summarized on pages 11-15 of this proxy statement, which summary is qualified in its entirety by the actual text of the 1998 Plan. A copy of the amended and restated 1998 Plan is attached as Exhibit A to this proxy statement.

The affirmative vote of a majority of the votes cast at our 2003 Annual Meeting by the holders of the outstanding Shares is required for the approval of the amendment to the 1998 Plan to increase the number of Shares authorized for issuance under the 1998 Plan by 10,000,000 Shares, and of the amendment and restatement of the 1998 Plan. Our Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal.

PROPOSAL NO. 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Our Audit Committee has selected PwC, independent public accountants, to serve as independent public accountants to examine SEI’s consolidated financial statements for 2003. In accordance with SEI’s past practices, this selection will be presented to the shareholders for ratification at our 2003 Annual Meeting; however, consistent with the requirements of the Sarbanes-Oxley Act of 2002, our Audit Committee has ultimate authority in respect of the selection of SEI’s independent public accountants. If the shareholders do not ratify the appointment of PwC, the selection of independent public accountants may be reconsidered by our Audit Committee. Representatives of PwC are expected to be available at our 2003 Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

The affirmative vote of a majority of the votes cast at our 2003 Annual Meeting by the holders of the outstanding Shares is required for the ratification of this appointment. Our Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal.

During the year ended December 31, 2002, PwC performed certain non-audit services for us. The Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining PwC’s independence. A summary of the audit and non-audit fees billed by PwC for services performed during the year ended December 31, 2002 is as follows:

Audit Fees – The aggregate fees billed for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in our Forms 10-Q were $341,000.

Financial Information Systems Design and Implementation Fees – During the year ended December 31, 2002, PwC rendered no professional services to us in connection with the design and implementation of financial information systems.

All Other Fees – A total of $929,208 for all other services, including: $394,900 for audit related services such as statutory audits and foreign mutual fund audits paid for by us; $150,534 for tax-related services; $217,860 for internal audit services; and $165,914 for other items.

On June 18, 2002, we filed a Current Report on Form 8-K. In this Current Report on Form 8-K, we stated that on June 14, 2002, at the direction of our Board of Directors, acting upon the recommendation of the Audit Committee, we dismissed Arthur Andersen LLP (“Andersen”) as our independent public accountants and appointed PwC to serve as our independent public accountants for the fiscal year 2002.

Andersen’s reports on our consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2001 and 2000 and through the filing date of the Current Report on Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

We provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 to the Current Report on Form 8-K is a copy of Andersen’s letter, dated June 17, 2002, stating that it has found no basis for disagreement with such statements.

During the years ended December 31, 2001 and 2000 and through the filing date of the Current Report on Form 8-K, we did not consult PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or “reportable events,” in each case in the manner contemplated by Items 304(a)(2)(i) and (ii) of Regulation S-K.

During the year ended December 31, 2002, Andersen performed certain non-audit services for SEI. The Audit Committee has considered whether the provision of these non-audit services was compatible with maintaining Andersen’s independence. A summary of the audit and non-audit fees billed by Andersen for services performed during the year ended December 31, 2002 is as follows:

Audit Fees – The aggregate fees billed by Andersen for professional services rendered for the audit of our financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in our Forms 10-Q were $15,000.

Financial Information Systems Design and Implementation Fees – During the year ended December 31, 2002, Andersen rendered no professional services to us in connection with the design and implementation of financial systems.

All Other Fees – A total of $426,564 for all other services, including $198,683 for tax- related services; and $227,881 for other items.

BOARD AND COMMITTEE MEETINGS

Our Board of Directors held five meetings in 2002. During the year, each director attended at least 75% of the meetings of our Board of Directors and of the committees on which he or she served. Standing committees of our Board of Directors are the Compensation Committee, the Stock Option Committee, and the Audit Committee.

During 2002, the Compensation Committee met five times. The principal function of the Compensation Committee is to administer our compensation programs, including certain stock plans and bonus and incentive plans. The Compensation Committee also reviews with management and approves the salaries of senior corporate officers and employment agreements between SEI and senior corporate officers. The members of the Compensation Committee are Messrs. West, Doran, and Porter.

During 2002, the Stock Option Committee met three times. The principal function of the Stock Option Committee is to administer our stock option program. The members of the Stock Option Committee are Mr. Porter, Ms. McCarthy, and Ms. Blumenstein, each of whom is an independent director.

During 2002, the Audit Committee met six times. The principal functions of the Audit Committee are to serve as an independent and objective party to monitor the integrity of our financial reporting process and systems of internal financial controls, select our independent auditors, monitor the independence and performance of our independent auditors and internal auditing activities, and provide an open avenue of communication among our independent auditors, financial and senior management, and our Board of Directors. The members of the Audit Committee are Mr. Porter, Ms. McCarthy and Ms. Blumenstein, each of whom is an independent director.

Our Board of Directors does not have a Nominating Committee. Our Board of Directors will consider nominees for election to our Board of Directors recommended by our shareholders. All such recommendations should be submitted in writing to our Board of Directors at our principal office.

OWNERSHIP OF SHARES

The following table contains information as of March 1, 2003 (except as noted) relating to the beneficial ownership of Shares by our Chief Executive Officer, each of our six other most highly compensated executive officers, each of the members of our Board of Directors, by all members of our Board of Directors and executive officers in the aggregate, and by the holders of 5% or more of the total Shares outstanding. As of March 1, 2003, there were 105,554,235 Shares outstanding. Information as to the number of Shares owned and the nature of ownership has been provided by these persons and is not within the direct knowledge of SEI. Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the Shares listed.

Ownership of Shares

Name of Individual or Identity of Group	Number of Shares Owned	Percent of Class (1)

Alfred P. West, Jr. (2)	24,704,031	23.38%

William M. Doran (3)(4)	4,810,238	4.56%

Carmen V. Romeo (3)(5)	2,067,380	1.96%

Edward D. Loughlin (3)	863,328	*

Carl A. Guarino (3)	784,260	*

Richard B. Lieb (3)	667,700	*

Dennis J. McGonigle (3)	643,123	*

Henry H. Porter, Jr. (3)	428,900	*

Wayne M. Withrow (3)	235,986	*

Robert Crudup (3)	144,548	*

Kathryn M. McCarthy (3)	75,600	*

Sarah W. Blumenstein (3)	1,744	*

All executive officers and directors as a group (21 persons) (6)	32,768,651	30.14%

Thomas W. Smith (7)	8,591,071	8.14%

Thomas N. Tryforos (7)	6,364,714	6.03%

Scott J. Vassalluzo (7)	6,094,714	5.77%

* Less than one percent.

(1)	Applicable percentage of ownership is based on 105,554,235 Shares outstanding on March 1, 2003. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally means voting or investment power with respect to securities. Shares issuable upon the exercise of stock options that are exercisable currently or within 60 days of March 1, 2003 are deemed outstanding and to be beneficially owned by the person holding such options for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except for Shares that are held jointly with a person’s spouse or are subject to applicable community property laws, or as indicated in the footnotes to this table, each shareholder identified in the table possesses sole voting and investment power with respect to all Shares shown as beneficially owned by such shareholder.

(2)	Includes 24,000 Shares held by Mr. West’s wife and 4,939,724 Shares held in trusts for the benefit of Mr. West’s children (the “Children’s Trusts”), of which trusts Mr. West’s wife is a trustee or co-trustee. Also includes 48,000 Shares, together with 96,000 Shares that may be acquired upon exercise of stock options exercisable within 60 days of March 1, 2003, in each case held in a trust for the benefit of Mr. Doran’s children, of which trust Mr. West is a trustee. Mr. West disclaims beneficial ownership of the Shares held in these trusts. Also includes 4,537,500 Shares held by APWest Associates, L.P., a Delaware limited partnership of which Mr. West is the sole general partner, 2,773,883 Shares held in the Alfred P. West 1998 Grantor Retained Annuity Trust V, of which Mr. West is the sole trustee, and 406,146 Shares held by the West Family Foundation, of which Mr. West is a director and officer and, accordingly, shares voting and investment power. Mr. West’s address is c/o SEI Investments Company, Oaks, PA 19456-1100. Based on a Schedule 13D Amendment No. 4 filed with the Securities and Exchange Commission by Mr. West on April 16, 2003, and as more fully described therein, on September 16, 2002, Mr. West and his wife, certain of the Children’s Trusts and the West Family Foundation pledged approximately 14,794,008 Shares (subject to adjustment) held directly or indirectly by them to JP Morgan Chase Bank and its subsidiaries and affiliates (“JP Morgan”), as security for certain loans, letters of credit or other financial accommodations extended by JP Morgan.

(3)	Includes, with respect to Messrs. Doran, Romeo, Loughlin, Guarino, Lieb, McGonigle, Porter, Withrow, Crudup, and Ms. McCarthy, 51,000, 158,000, 813,500, 373,500, 55,500, 525,000, 147,000, 228,000, 114,500, and 75,000 Shares, respectively, that may be acquired upon exercise of stock options that are exercisable within 60 days of March 1, 2003.

(4)	Includes an aggregate of 4,204,030 Shares held in trust for the benefit of Mr. West’s children, of which trust Mr. Doran is a co-trustee and, accordingly, shares voting and investment power. Mr. Doran disclaims beneficial ownership of the Shares held in each of these trusts. Approximately 2,806,030 Shares held in certain of these trusts have been pledged to JP Morgan pursuant to the collateral agreements described in footnote 2 above. Also includes 7,200 Shares held by Mr. Doran’s wife and 101,085 Shares held in the William M. Doran 2001 and 2002 Grantor Retained Annuity Trusts, of which trusts Mr. Doran is the trustee. Also includes 7,300 Shares held by the Doran Family Foundation, of which Mr. Doran is a director, and, accordingly shares voting and investment power. This amount does not include 4,537,500 Shares held by APWest Associates, L.P., a limited partnership whose limited partner is a trust of which Mr. Doran is a co-trustee.

(5)	Includes an aggregate of 35,800 Shares held in custodianship for the benefit of Mr. Romeo’s minor children, of which Mr. Romeo’s brother is a custodian. Mr. Romeo disclaims beneficial ownership of the Shares held in custodianship. Also includes 35,000 Shares held by Mr. Romeo’s wife.

(6)	Includes 3,175,000 Shares that may be acquired upon the exercise of stock options exercisable within 60 days of March 1, 2003.
(7)	Information is as of December 31, 2002 and is based on a Schedule 13G Amendment No. 5 filed with the Securities and Exchange Commission by Messrs. Smith, Tryforos and Vassalluzo on February 14, 2003. Messrs. Smith, Tryforos and Vassalluzo share voting and investment power with respect to 6,094,714 Shares. Mr. Smith has the sole power to vote and dispose of 2,226,358 Shares and Messrs. Tryforos and Vassalluzo have the sole power to vote and dispose of no Shares. Each of Messrs. Smith and Tryforos has shared voting and investment power with respect to an additional 270,000 Shares. The address of Messrs. Smith, Tryforos, and Vassalluzo is 323 Railroad Avenue, Greenwich, CT 06830.

EXECUTIVE COMPENSATION

The Summary Compensation Table set forth below includes individual compensation information on our Chief Executive Officer and our six other most highly paid executive officers for services rendered in all capacities for the years ended December 31, 2002, 2001 and 2000.

Summary Compensation Table

						Long-Term Compensation Awards

Name & Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($) (2)	Other Annual Compensation ($)		Securities Underlying Options/SARs	All Other Compensation ($) (4)

Alfred P. West, Jr.	2002	$310,000	$175,000	—		– 0 –	$6,000

Chairman of the Board and Chief Executive Officer	2001	$310,000	$150,000	—		– 0 –	$6,800

	2000	$310,000	$520,000	—		– 0 –	$3,840

Edward D. Loughlin	2002	$250,000	$250,000	—		20,000	$6,000

Executive Vice President	2001	$250,000	$250,000	—		15,000	$6,800

	2000	$250,000	$450,000	—		15,000	$3,840

Carmen V. Romeo	2002	$250,000	$250,000	—		4,000	$6,000

Director and Executive Vice President	2001	$250,000	$250,000	—		15,000	$6,800

	2000	$250,000	$480,000	—		15,000	$3,840

Robert Crudup	2002	$200,000	$240,000	$89,877	(3)	25,000	$6,000

Executive Vice President	2001	$140,000	$285,000	$82,077	(3)	20,000	$6,800

	2000	$140,000	$485,000	$137,968	(3)	20,000	$3,840

Wayne M. Withrow	2002	$200,000	$200,000	—		25,000	$6,000

Executive Vice President and Chief Information Officer	2001	$150,000	$250,000	—		25,000	$6,800

	2000	$150,000	$500,000	—		25,000	$3,840

Dennis J. McGonigle	2002	$200,000	$200,000	—		20,000	$6,000

Executive Vice President and Chief Financial Officer	2001	$200,000	$200,000	—		15,000	$6,800

	2000	$200,000	$300,000	—		20,000	$3,840

Carl A. Guarino	2002	$200,000	$200,000	—		20,000	$6,000

Executive Vice President	2001	$200,000	$200,000	—		15,000	$6,800

	2000	$200,000	$300,000	—		15,000	$3,840

(1)	Compensation deferred at the election of the executive, pursuant to our Capital Accumulation Plan (“CAP”), is included in the year in which such compensation is earned.
(2)	Cash bonuses for services rendered during 2002, 2001, and 2000 have been listed in the year earned, but were actually paid in the following fiscal year.
(3)	Consists of payments made to Mr. Crudup for housing, including mortgage, utilities, and other general housing expenses.
(4)	The stated amounts are our matching contributions to the CAP.

We have an employment agreement with Mr. West (which renews annually in May) pursuant to which he is entitled to a certain minimum base salary, a bonus based on our performance, and certain retirement benefits.

The Securities and Exchange Commission’s proxy rules also require disclosure of the range of potential realizable values from stock options granted during the fiscal year ended December 31, 2002, at assumed rates of stock price appreciation through the expiration date of the options, and the value realized from the exercise of options during the fiscal year ended December 31, 2002.

Option Grants in Last Fiscal Year

	Individual Grants

Name	Number of Securities Underlying Options/SARs Granted (#) (1)	% of Total Options/SARs Granted to Employees in Fiscal Year (2)	Exercise or Base Price per Share ($/Sh)	Expiration Date	Grant Date Present Value ($) (3)

Alfred P. West, Jr.	– 0 –	0.0%	N/A	N/A	$0

Edward D. Loughlin	20,000	0.9%	$29.42	12/19/2012	$282,400

Carmen V. Romeo	4,000	0.2%	$29.42	12/19/2012	$56,480

Wayne M. Withrow	25,000	1.1%	$29.42	12/19/2012	$353,000

Robert Crudup	25,000	1.1%	$29.42	12/19/2012	$353,000

Dennis J. McGonigle	20,000	0.9%	$29.42	12/19/2012	$282,400

Carl A. Guarino	20,000	0.9%	$29.42	12/19/2012	$282,400

(1)	All stock options granted to our named executive officers in 2002 were nonqualified options granted on December 19, 2002, with an exercise price per Share equal to the fair market value of our Shares on December 10, 2002. Fifty percent of these options vest on December 31 of the year in which SEI attains a diluted earnings per share of $2.10 or more, and the remaining fifty percent of these options vest on December 31 of the year in which SEI attains diluted earnings per share of $3.25 or more (based upon audited financial statements); provided, that all of these options fully vest on the seventh anniversary from the date of grant.

(2)	Based on total number of stock options granted to employees in 2002 of 2,332,650.
(3)	Based on the Black-Scholes stock option pricing model price using the following assumptions:
(1)	December 19, 2002

	Price	$14.12

	Risk free rate	3.840%

	Beta	42.67%

	Dividend Yield	0.44%

	Exercise Date	7 Years

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options Held at Fiscal Year-End (#)		Value of Unexercised, In-the-Money Options at Fiscal Year-End ($) (2)
	Shares Acquired on Exercise (#)	Value Realized ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Alfred P. West, Jr.	– 0 –	$0	– 0 –	– 0 –	$0	$0

Edward D. Loughlin	– 0 –	$0	813,500	57,500	$18,911,388	$55,725

Carmen V. Romeo	182,500	$4,840,820	158,000	41,500	$2,510,190	$55,725

Robert Crudup	- 0 -	$0	114,500	72,500	$1,863,652	$55,725

Wayne M. Withrow	- 0 -	$0	228,000	90,000	$4,208,290	$111,450

Dennis J. McGonigle	22,000	$628,778	525,000	70,000	$11,125,125	$111,450

Carl A. Guarino	106,000	$2,585,119	373,500	57,500	$7,949,480	$55,725

(1)	Represents the difference between the closing price per Share on the exercise date and the exercise price of the options.
(2)	Represents the difference between the closing price per Share at December 31, 2002 ($27.18) and the exercise price of the options.

DIRECTOR COMPENSATION

Each director who is not an employee of SEI receives $1,800 per meeting attended and an annual retainer of $10,800. The chairman of our Audit Committee receives an additional annual fee of $2,400.

On December 19, 2002, Messrs. Doran, Porter and Lieb, Ms. McCarthy and Ms. Blumenstein, our non-employee directors, each were granted options under the 1998 Plan to purchase 4,000 Shares at an exercise price of $29.42. These options have a ten-year term. Fifty percent of these options vest on December 31 of the year in which SEI attains a diluted earnings per share of $2.10 or more, and the remaining fifty percent of these options vest on December 31 of the year in which SEI attains diluted earnings per share of $3.25 or more (based upon audited financial statements); provided, that all of these options fully vest on the seventh anniversary from the date of grant.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding the aggregate number of securities to be issued under all of our equity compensation plans upon exercise of outstanding options, warrants and other rights and their weighted-average exercise price as of December 31, 2002. Material features of each of the plans reflected in the table are described in Footnote 8 to the Consolidated Financial Statements filed as part of our Annual Report on Form 10-K for the year ended December 31, 2002.

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants and, rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (1)	12,782,781	$22.05	106,938

Equity compensation plans not approved by security holders (2)	1,690,266	$ 6.92	- 0 -

Total	14,473,047	$20.28	106,938

(1)	Consists of: (i) the 1998 Plan, (ii) the SEI Investments Company Stock Option Plan, and (iii) the SEI Investments Company Stock Option Plan for Non-Employee Directors.
(2)	Consists solely of the SEI Investments Company 1997 Stock Option Plan (the “1997 Plan”). In December 1997, our Board of Directors adopted the 1997 Plan. At the time of its initial approval, the 1997 Plan was not submitted to, nor was it required to be submitted to, our shareholders for approval. The 1997 Plan was terminated by our Board of Directors in May 1998, and no further options may be granted under the 1997 Plan. However, options granted under the 1997 Plan prior to its termination continue in effect under the terms of the grant and the 1997 Plan. No officers or employee members of the Board of Directors of SEI or its affiliates were eligible to receive grants under the 1997 Plan.

DESCRIPTION OF 1998 PLAN

The material features of the 1998 Plan, as amended and restated, are summarized below, which summary is qualified in its entirety by the actual text of the 1998 Plan. A copy of the amended and restated 1998 Plan is attached as Exhibit A to this proxy statement.

General
The 1998 Plan originally became effective on May 21, 1998. The 1998 Plan provides that grants may be in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options (incentive stock options and nonqualified stock options collectively are referred to as “options”), (iii) stock appreciation rights, (iv) restricted stock and (v) performance units. To date, only nonqualified stock options have been granted under the 1998 Plan. The 1998 Plan currently authorizes the issuance of up to 10,215,588 Shares (plus any Shares that become available as a result of forfeitures or cancellations of previously issued stock options under the Prior Plans), subject to adjustment as described in the 1998 Plan. Our shareholders are being asked to consider and approve an amendment to the 1998 Plan that would, commencing on the date of our 2003 Annual Meeting, increase the number of Shares available for grants under the 1998 Plan by an additional 10,000,000 Shares, for a total of 20,215,588 Shares (plus any Shares that become available as a result of forfeitures or cancellations of previously issued stock options under the Prior Plans). Prior to the amendment and restatement of the 1998 Plan, the maximum number of Shares that could be subject to grants to any individual in any calendar year was 600,000 Shares. As a result of the amendment and the restatement of the 1998 Plan, the maximum number of Shares that may be subject to grants to any individual in any calendar year is 200,000 Shares. If any grant terminates, expires or is forfeited without having been exercised or is cancelled without the delivery of Shares, the Shares covered by such grant will again become available for issuance under the 1998 Plan.

Administration
The 1998 Plan is administered by the Stock Option Committee. The Stock Option Committee has the authority to (i) determine the individuals to whom grants will be made, (ii) determine the type, size, and terms of the grants, (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, and (iv) deal with any other matters arising under the 1998 Plan. The determinations of the Stock Option Committee are made in its sole discretion and are final, binding, and conclusive. The Stock Option Committee presently consists of Mr. Porter, Ms. McCarthy, and Ms. Blumenstein, each of whom is a non-employee director of SEI.

Eligibility for Participation
All employees, consultants, and advisors of SEI and our subsidiaries are eligible for grants under the 1998 Plan. Non-employee directors of SEI receive automatic grants of nonqualified stock options under the 1998 Plan and are eligible to receive discretionary grants under the 1998 Plan.

Types of Awards

Stock Options
The Stock Option Committee may grant stock options intended to qualify as incentive stock options within the meaning of section 422 of the Code (“ISOs”) or nonqualified stock options that are not intended to qualify (“NQSOs”). The terms of any stock option grant under the 1998 Plan, other than automatic stock option grants to non-employee directors (as described below), are determined by the Stock Option Committee and set forth in the grant instrument. Anyone eligible to participate in the 1998 Plan may receive a grant of NQSOs. Only employees of SEI and certain of our subsidiaries may receive a grant of ISOs. Currently, the 1998 Plan provides that the maximum number of Shares that may be granted as ISOs during the 1998 Plan’s term is 9,000,000 Shares. If the shareholders approve the increase in the number of Shares authorized for issuance under the 1998 Plan, the number of Shares that may be granted as ISOs also will be increased, so that the total number of Shares that may be granted as ISOs during the term of the 1998 Plan will be 19,000,000 Shares, an increase of 10,000,000 Shares.

The Stock Option Committee determines the period during which stock options are exercisable, subject to the limitation that stock options must be exercised no later than the tenth anniversary of the date of grant. The exercise price per Share subject to a stock option will be determined by the Stock Option Committee, will be set forth in the grant instrument and generally will not be less than the fair market value of the Shares on the date of grant. The Stock Option Committee may grant NQSOs with an exercise price less than the fair market value of a Share on the date the option is granted if the grant is subject to the satisfaction of specified performance goals determined by the Stock Option Committee. However, if the grantee of an ISO is a person who holds more than ten percent of the total combined voting power of all classes of outstanding Shares of SEI, the term may not exceed five years from the date of grant and the exercise price cannot be less than 110% of the fair market value of the Shares on the date of grant.

Non-employee directors of SEI are entitled to automatic grants of NQSOs under the 1998 Plan. Each member of our Board of Directors receives a NQSO to purchase 8,000 Shares on the date the individual first becomes a member of our Board of Directors or at such other time as the Stock Option Committee determines. Each member of our Board of Directors who is a non-employee director will receive each year on December 19 or at such other time as the Stock Option Committee determines, a NQSO to purchase 4,000 Shares; however, our Board of Directors may reduce the number of Shares subject to the annual grant at any time prior to the grant. The exercise price for automatic stock options granted to non-employee directors will equal the fair market value of the Shares on the date of grant, will have a term of ten years from the date of grant and, unless the Stock Option Committee determines otherwise, will become exercisable in four equal installments on the first four anniversaries of the date of grant. These options expire on the earliest of (i) the expiration of the term of the option, (ii) ten days after we provide notice of the sale of all or substantially all of our assets, (iii) 30 days after the non-employee director ceases to provide services to SEI for any reason other than death or disability, or (iv) one year after the non-employee director ceases to provide services to SEI as a result of death or disability.

The exercise price for any option granted under the 1998 Plan is payable in (i) cash, (ii) with the approval of the Stock Option Committee, by delivery of Shares having a fair market value on the date of exercise equal to part or all of the option exercise price or by attestation to ownership of such Shares, or (iii) by such other method as the Stock Option Committee may approve.

Restricted Shares
The Stock Option Committee may grant restricted Shares to anyone eligible to participate in the 1998 Plan. The Stock Option Committee may require that grantees pay consideration for the restricted Shares and may establish conditions under which restrictions on the Shares will lapse over a period of time or according to such other criteria as the Stock Option Committee determines appropriate. The Stock Option Committee determines the number of Shares subject to the grant of restricted Shares and the other terms and conditions of the grant. Unless the Stock Option Committee determines otherwise, during the restriction period, the grantee will have the right to vote the restricted Shares and to receive any dividends or other distributions paid on such Shares, subject to any restrictions determined to be appropriate by the Stock Option Committee.

Stock Appreciation Rights
The Stock Option Committee may grant stock appreciation rights (“SARs”) to anyone eligible to participate in the 1998 Plan. SARs may be granted in connection with, or independently of, any option granted under the 1998 Plan. Upon exercise of an SAR, the grantee will receive an amount equal to the excess of the fair market value of the Shares on the date of exercise over the base amount set forth in the grant agreement. Such payment to the grantee will be in cash, in Shares or a combination of cash and Shares, as determined by the Stock Option Committee. The Stock Option Committee will determine the period when SARs vest and become exercisable, the base amount for SARs, and whether SARs will be granted in connection with, or independently of, any options.

Performance Units
The Stock Option Committee may grant performance units to any employee and consultant who is eligible to participate in the 1998 Plan. Each performance unit provides the grantee with the right to receive an amount based on the value of the performance unit, which is determined by the Stock Option Committee, if performance goals established by the Stock Option Committee are met. Performance units are based on the fair market value of our Shares or such other measurement base that the Stock Option Committee determines to be appropriate. The Stock Option Committee determines the number of performance units that will be granted, the requirements applicable to the units, the performance period during which performance will be measured, the performance goals applicable to the performance units, and such other conditions as the Stock Option Committee determines appropriate. The applicable performance goals may relate to the financial performance of SEI or its operating units, the performance of the Shares, the grantee’s performance, or such other criteria that the Stock Option Committee determines appropriate. If the performance goals are met, performance units will be paid to the grantee in cash, in Shares or a combination of cash and Shares, as determined by the Stock Option Committee.

Qualified-Performance Compensation
The 1998 Plan permits the Stock Option Committee to impose and specify objective performance goals that must be met with respect to grants of discounted options, restricted Shares, and performance units to employees. The Stock Option Committee will determine the performance periods for the performance goals. Forfeiture of all or part of any such grant will occur if the performance goals are not met, as determined by the Stock Option Committee. Prior to, or soon after the beginning of, the performance period, the Stock Option Committee will establish in writing the performance goals that must be met, the applicable performance periods, the amounts to be paid if the performance goals are met, and any other conditions. If discounted options, restricted Shares or performance units are measured with respect to the fair market value of our Shares, not more than 100,000 Shares may be granted to any employee for a performance period. If performance units are measured with respect to other criteria, the maximum amount that may be paid to an employee with respect to a performance period is $1,000,000.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures applicable to the employee’s business unit or SEI and our subsidiaries as a whole, or a combination of the two: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures.

Change of Control
In the event of a change of control of SEI, all outstanding options and SARs will become fully exercisable, the restrictions and conditions on all outstanding restricted Shares will immediately lapse, and grantees holding performance units will receive a payment in settlement of such performance units, in an amount determined by the Stock Option Committee, based on the grantee’s target payment for the performance period and the portion of the performance period that precedes the change of control. If we are not the surviving corporation in a change of control (or we survive as a subsidiary of another corporation), unless our Board of Directors determines otherwise, all outstanding options and SARs that are not exercised will be assumed, or replaced with, comparable options or rights by the surviving corporation. Our Board of Directors also may take any of the following actions in the event of a change in control of SEI: (i) require surrender of outstanding options and SARs in exchange for payment of cash or Shares in an amount by which the fair market value of the Shares exceeds the exercise price of the option or base amount of the SAR, or (ii) after giving participants the opportunity to exercise outstanding options and SARs, terminate any or all unexercised options and SARs. The Stock Option Committee may limit the application of actions on outstanding grants in the event of a change of control if (i) the grantee will receive a payment that will be subject to the excise tax under section 4999 of the Code, and (ii) the imposition of the limits will result in the grantee receiving a larger amount on an after-tax basis than if the Stock Option Committee did not take any action.

Amendment and Termination of the 1998 Plan
Our Board of Directors may amend or terminate the 1998 Plan at any time, subject to shareholder approval, if required in order to comply with certain provisions of the Code. Unless sooner terminated by our Board of Directors or extended by our Board of Directors with approval of our shareholders, the 1998 Plan will terminate on May 20, 2008.

Grants Under the 1998 Plan
As of February 28, 2003, approximately 1,890 employees, one consultant and five non-employee directors were eligible for grants under the 1998 Plan. As of December 31, 2002, stock options to purchase an aggregate of 10,108,650 Shares (net of cancellations) had been granted under the 1998 Plan, and 106,938 Shares were available for future grants. No Shares remain outstanding or have been granted with respect to SARs, restricted stock or performance units. If the amendment to the 1998 Plan to increase the total number of Shares authorized to be issued under the 1998 Plan is approved, the total number of Shares that may be issued under the 1998 Plan will be 20,215,588 Shares (plus any additional Shares that become available as a result of forfeitures or cancellations of previously issued stock options under the Prior Plans), meaning that 10,106,938 Shares (plus any additional Shares resulting from forfeitures or cancellations of previously issued stock options under the Prior Plans) will be available for future issuance under the 1998 Plan.

No grants have been made under the 1998 Plan with respect to Shares that are subject to shareholder approval at our 2003 Annual Meeting. It currently is not possible to predict the number of Shares that will be granted or who will receive any grants under the 1998 Plan after our 2003 Annual Meeting.

The last sales price of our Common Stock on April 21, 2003, was $26.47 per Share.

Federal Income Tax Consequences
The following is a brief description of the U.S. federal income tax consequences generally arising with respect to grants that may be awarded under the 1998 Plan. This discussion is intended for the information of our shareholders considering how to vote at our 2003 Annual Meeting and not as tax guidance to individuals who participate in the 1998 Plan.

The grant of an ISO or NQSO will create no tax consequences for the participant or SEI. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and SEI will receive no deduction at that time. Upon exercising an NQSO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable Shares received. SEI will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

A participant’s disposition of Shares acquired upon the exercise of an option generally will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such Shares. The participant’s basis in an NQSO is equal to the aggregate of the exercise price paid and the amount the participant recognized as ordinary income upon the exercise of the option. The participant’s basis in Shares acquired by exercise of an ISO and held for the applicable holding period (a period of at least one year from the date the ISO was exercised and two years from the ISO date of grant) is the exercise price of the ISO. Generally, there will be no tax consequences to SEI in connection with a disposition of Shares acquired under a stock option, except that SEI will be entitled to a deduction (and the participant will recognize ordinary income) if

Shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

With respect to the grant of restricted Shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of the Shares received at the time that the Shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. SEI generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of such restricted Shares rather than upon the lapse of the restriction on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits the Shares, the forfeiture will be treated as a sale or exchange upon which is realized a loss equal to the excess (if any) of the amount paid (if any) for such property over the amount realized (if any) upon such forfeiture and if such property is a capital asset in the hands of the participant, such loss will be a capital loss. Such election must be made and filed with the Internal Revenue Service within 30 days after receipt of the Shares. A participant’s disposition of Shares after the restrictions lapse will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such Shares.

The grant of an SAR or performance unit will not result in income for the participant or in a tax deduction to SEI. Upon exercise of an SAR or meeting of performance goals for a performance unit, the participant will recognize ordinary income in an amount that equals the fair market value of any Shares and/or cash received, and SEI will be entitled to a tax deduction in the same amount. A participant’s disposition of Shares received upon exercise of an SAR or meeting the performance goals for a performance unit will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such Shares.

Section 162(m) of the Code generally disallows a public corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1,000,000 in any year. Compensation that qualifies as “performance-based compensation” is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the corporation that pays it. SEI intends that options and SARs granted at no less than fair market value of our Shares will qualify as performance-based compensation. Although SEI intends that discounted options, restricted stock and performance units, the settlement of which are conditioned upon achievement of performance goals based upon the criteria set forth above, will qualify as “performance-based compensation,” such grants may not always meet these requirements.

Notwithstanding anything to the contrary, the following reports of the compensation committee and the audit committee and the performance graph on page 18 shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the securities act of 1933, as amended, or under the exchange act, except to the extent that SEI specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

The Compensation Committee, consisting of two non-employee directors and Mr. West, SEI’s Chairman, Chief Executive Officer, and largest shareholder, approves all policies and plans under which compensation is paid or awarded to management employees. Included in this group are management-level employees of all of its business units other than sales employees who are under sales commission compensation plans.

SEI’s compensation philosophy (which is intended to apply to all members of management, including SEI’s Chairman and Chief Executive Officer), as implemented by the Compensation Committee, is to provide a compensation program for management that results in competitive levels of compensation and that emphasizes incentive plans aligned with attaining SEI’s annual goals and longer-term objectives. SEI believes that this approach enables SEI to attract, retain, and reward highly qualified personnel and helps SEI achieve its goals.

The compensation program consists of base salary, bonuses pursuant to an annual incentive plan, and grants of stock options (in addition to benefits afforded to all employees, such as healthcare insurance and stock purchase and defined contribution plans).

In 1997, the Compensation Committee retained an independent compensation consulting firm to review compensation levels for senior management and its overall compensation program. Its review included a comparison of the compensation of SEI’s senior management (approximately 20 senior executives) to the compensation for senior management of comparable companies, as well as interviews with individual members of SEI’s management. As a result of this review, the Compensation Committee implemented certain changes in the compensation program to align compensation more closely to the long- and short-term profitability of SEI and to other SEI financial goals and to encourage long-term stock ownership by senior management.

The discussion below describes the Compensation Committee’s compensation process for 2002 and its strategies for compensation in 2003.

Base Salaries
The Compensation Committee seeks to set base salaries for management employees at levels that are competitive with salaries paid to management with comparable qualifications, experience, and responsibilities at companies of comparable size engaged in the same or similar businesses as SEI. Since 1992, the Compensation Committee has minimized base salary increases. The Compensation Committee expects to continue to minimize base salary increases, with incentive compensation tied to performance objectives constituting a large portion of overall compensation. Base salaries, however, may be adjusted for individuals to reflect competitive job market conditions or if an employee is promoted or given increased responsibilities.

Incentive Bonuses
During the first quarter of each year, the Compensation Committee reviews target performance goals that are developed by SEI’s Chief Executive Officer and senior management of each business unit of SEI. The Compensation Committee uses these to set threshold and target performance goals for purposes of the incentive compensation plan for the year. Goals are established at the corporate level and also at the business-unit levels. Bonus pools for achieving targets are established for business units and for senior management (including SEI’s Chief Executive Officer). Each individual then is assigned a target compensation award. For 2002, this award was based on two indices: a corporate goal index and a unit goal index. There is an accelerator for performance that exceeds either the corporate or unit goals, as well as a decelerator for performance that falls short of goals. Although sales compensation continues to be based in part on a standard revenue payout, also incorporated in the computation of sales compensation are a corporate-goal index and a unit-goal index, with dampened accelerators and decelerators.

During December of each year, the Compensation Committee reviews SEI’s actual performance as compared to the threshold and target goals and determines the total amount of bonuses for the year and the specific bonus to be paid to SEI’s Chief Executive Officer. In addition, the size of the final bonus pools may be adjusted for nonfinancial achievements, changes in the business units, or other organizational changes during the year. The amount of the bonus paid to each member of senior management (other than SEI’s Chief Executive Officer) is based upon recommendations from SEI’s Chief Executive Officer and reflects, in addition to SEI’s overall performance, the performance of the individual’s business unit and any individual achievements during the year, as well as internal and client evaluations. The amount of the bonus paid to SEI’s Chief Executive Officer is determined by the non-employee members of the Compensation Committee based on SEI’s achievement of profitability and revenue growth goals and strategic organizational goals. In each case, the incentive compensation plan determines the starting point for these bonuses and, in most cases, reflects the amount of bonus ultimately awarded.

SEI achieved approximately 90% of its corporate earnings-per-share goal for 2002 but because of decelerators tied to corporate goals and the fact that not all business units achieved their targets, the incentive compensation payments for 2002 were 55% of the 2002 target amounts for most business units with the exception of four small business units in the Global segment which received higher percentages and the senior management team which received bonuses at the rate of 45%. The total of incentive compensation paid for 2002 was approximately $1.4 million less than paid in 2001. Overall, the total of incentive and sales compensation paid for 2002 was 4% less than that paid for 2001.

For 2003, the Compensation Committee again adopted an incentive compensation plan that is based on assigning each employee an individual target compensation award. The actual award is then based on the achievement of (1) the corporate goal and (2) the employee’s business unit goals. The Compensation Committee believes that the establishment of individual target awards and objective measurement standards gives employees more predictability as to the incentive compensation to be achieved.

Stock Options
Prior to 1992, SEI’s philosophy was to grant stock options to senior management as an additional form of compensation for services rendered. In accordance with this philosophy, senior management normally would receive option grants each year, except for Mr. West, who has never received stock option grants from SEI. The Compensation Committee makes general recommendations regarding the use of stock options in compensating employees. However, SEI’s Board of Directors has a Stock Option Committee whose principal function is to administer SEI’s equity compensation plans. The Stock Option Committee met five times in 2002.

Stock option grants are viewed by the Compensation Committee as an important means of aligning the interest of management and employees with shareholders. At the end of 1997, SEI implemented changes in its stock option plans and related plans for the purpose of encouraging long-term stock ownership by employees and to tie the vesting of stock options to SEI’s financial performance. Beginning with stock options granted at the end of 1997, the stock options vest at a rate of 50% when a specified earnings-per-share target is achieved and the remaining 50% when a second, higher specified earnings-per-share target is achieved. In any event, the options fully vest after seven years. For 2002, the Compensation Committee recommended increasing the number of employees eligible for year-end stock options. Options were granted to 572 employees in December 2002, compared to 528 employees in 2001. The increased number of employees was due to the increase in employees at SEI generally and further expansion of the number of management employees.

Application of Section 162(m)
In connection with its decisions regarding the above-discussed awards and payments, the Compensation Committee considered the deductibility of compensation under Section 162(m) of the Code. Section 162(m) limits the deduction that may be claimed by a “public company” for compensation up to $1 million paid to certain individuals, except to the extent that any excess compensation is “performance-based compensation.”

Compensation Committee:
Alfred P. West, Jr.
William M. Doran
Henry H. Porter, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

The members of our Compensation Committee are Messrs. West, Doran, and Porter. Mr. West is our Chairman, Chief Executive Officer, and largest shareholder. Mr. Doran is a partner in the law firm of Morgan, Lewis & Bockius LLP, which performed services for SEI during the year ended December 31, 2002. SEI intends to retain the services of this firm in 2003.

AUDIT COMMITTEE REPORT

The Audit Committee of SEI’s Board of Directors (the “Audit Committee”) is composed of three independent directors and operates under a written charter adopted by SEI’s Board of Directors that complies with the rules adopted by the Nasdaq National Market. The members of the Audit Committee are Henry H. Porter, Jr. (Chair), Kathryn M. McCarthy, and Sarah W. Blumenstein. The Audit Committee selects SEI’s independent accountants.

Management is responsible for SEI’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of SEI’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In June 2002, acting upon the recommendation of the Audit Committee, SEI dismissed Arthur Andersen as SEI’s independent public accountants. After a process of written submissions and interviews with the remaining major accounting firms, in which both an internal company audit committee and the Audit Committee participated, the Audit Committee in June 2002 recommended the appointment of PricewaterhouseCoopers LLP to serve as SEI’s independent public accountants for 2002.

Pursuant to requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee also participated in the design of disclosure controls and procedures for SEI; formation of a disclosure committee for SEI in connection with its disclosure controls and procedures; and in management’s procedures for certification of quarterly and annual financial reports.

The Audit Committee met six times in 2002 and held discussions with management and the independent accountants. Management represented to the Audit Committee that SEI’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

SEI’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that SEI’s Board of Directors include the audited consolidated financial statements in SEI’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Audit Committee:

Henry H. Porter, Jr. (Chair)
Kathryn M. McCarthy
Sarah W. Blumenstein

STOCK PRICE PERFORMANCE GRAPH

The Stock Price Performance Graph below compares the yearly percentage change in the cumulative total return (based upon changes in share prices) of our Common Stock against the Nasdaq National Market System (“Nasdaq Market Index”) and a peer industry group that consists of software and data processing companies (40%) and financial and fund management companies (60%). The percentage allocation for each industry group is based on the approximate percentage of our revenue attributable to each line of business during the fiscal year ended December 31, 2002. The graph assumes a $100 investment on January 1, 1997 and the reinvestment of all dividends.

Comparison of 5-Year Cumulative Total Return of SEI Investments, Peer Group, and NASDAQ Index ($)

Assumes $100 Invested on Jan. 1, 1997
Assumes Dividend Reinvested
Fiscal Year Ending Dec. 31, 2001

OTHER MATTERS

As of the date of this Proxy Statement, management knows of no other matters to be presented for action at our 2003 Annual Meeting. However, if any further business should properly come before our 2003 Annual Meeting, the persons named as proxies in the accompanying proxy card will vote on such business in accordance with their best judgment.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than ten percent of our Common Stock to file reports of ownership and changes in ownership of our Common Stock and any other equity securities with the Securities and Exchange Commission and the NASD. Executive officers, directors, and greater-than-ten-percent shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of Forms 3, 4, and 5 furnished to us, or written representations from certain reporting persons that no such Forms were required to be filed by such persons, we believe that all of our executive officers, directors, and greater-than-ten-percent shareholders complied with all Section 16(a) filing requirements applicable to them during 2002, except that Robert Crudup failed to timely file a Form 4 report for two transactions, Richard B. Lieb failed to timely file two Form 4 reports for two transactions, and Alfred P. West, Jr. included in a Form 4 report six gift transactions, seven purchase transactions, and two sale transactions made by several trusts that were inadvertently omitted from prior Form 4 reports.

SOLICITATION OF PROXIES

The accompanying proxy card is solicited on behalf of our Board of Directors. Following the original mailing of the proxy materials, proxies may be solicited personally by our officers and employees, who will not receive additional compensation for these services. We will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of Shares.

PROPOSALS OF SHAREHOLDERS

Proposals which shareholders intend to present at our next annual meeting of Shareholders must be received by our Secretary at our principal offices (Oaks, PA 19456-1100) no later than December 26, 2003.

ADDITIONAL INFORMATION

We will provide without charge to any person from whom a proxy is solicited by our Board of Directors, upon the written request of such person, a copy of our 2002 Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended. Any such written requests should be directed to Murray A. Louis, Vice President, at our principal offices (Oaks, PA 19456-1100).

EXHIBIT A:
SEI INVESTMENTS COMPANY 1998 EQUITY COMPENSATION PLAN
(As Amended and Restated, April 8, 2003)

The purpose of the SEI Investments Company 1998 Equity Compensation Plan, as amended and restated April 8, 2003 (the “Plan”) is to provide (i) designated employees of SEI Investments Company (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders. For purposes of the Plan, the term subsidiary shall refer to any company (whether a corporation, partnership, joint venture or other entity) in which the Company owns, directly or indirectly, a majority of the shares of capital stock or other equity interest.

1.	ADMINISTRATION
(a)	Committee. The Plan shall be administered and interpreted by a committee consisting of two or more persons appointed by the Board (the “Committee”), each of whom may, but need not, be an “outside director” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations and a “non-employee director” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the Board may ratify or approve (and, in the case of grants to the members of the Committee, shall approve) grants, in which case references to the Committee shall be deemed to include the Board.

(b)	Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan. Notwithstanding the foregoing, in addition to any other grants made by the Committee to Non-Employee Directors in accordance with the terms of the Plan, Non-Employee Directors shall receive stock option grants pursuant to the provisions of Section 6.

(c)	Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.	GRANTS
Awards under the Plan may consist of grants of stock options as described in Section 5 and Section 6 (“Options”), restricted stock as described in Section 7 (“Restricted Stock”), stock appreciation rights as described in Section 8 (“SARs”), performance units as described in Section 9 (“Performance Units”) or a combination of the foregoing (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the “Grant Instrument”). All Grants shall be made conditional upon the Grantee’s (as defined below) acknowledgment, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. The

Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

3.	SHARES SUBJECT TO THE PLAN
(a)	Shares Authorized. Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under the Plan is the sum of (i) 19,000,000 shares and (ii) the number of shares of Company Stock reserved for issuance, but not subject to outstanding or previously exercised option grants, as of the Original Effective Date of the Plan, under the Company’s Stock Option Plan and 1997 Stock Option Plan, plus any shares of Company Stock that, but for the termination of such plans, would have again become available for grants after the Original Effective Date of this Plan, by reason of the termination, expiration, cancellation, forfeiture or surrender of options previously granted under such plans; provided, however, that the maximum number of shares of Company Stock for which Incentive Stock Options may be granted during the term of the Plan is 19,000,000 shares. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 200,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any shares of Restricted Stock or Performance Units are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan. Any shares of Company Stock delivered to the Company to exercise an Option granted under the Plan, or to satisfy the Company’s withholding obligation with respect to any Grant, shall also become available for the issuance of Grants under the Plan.

(b)	Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

4.	ELIGIBILITY FOR PARTICIPATION
(a)	Eligible Persons. All employees of the Company and its subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Consultants and advisors who perform valuable services to the Company or any of its subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction.

(b)	Selection of Grantees. The Committee shall select the Employees and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines; provided, however, that Non-Employee Directors shall receive Grants in accordance with Section 6 hereof, in addition to any other Grants that the Committee determines shall be made in accordance with the terms of the Plan. Employees, Key Advisors and Non-Employee Directors who

receive Grants under this Plan shall hereinafter be referred to as “Grantees”.
5.	GRANTING OF OPTIONS
(a)	Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options under this Section 5 to Employees, Non-Employee Directors and Key Advisors.

(b)	Type of Option and Price.
(i)	The Committee may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code (“Incentive Stock Options”) or Options that are not intended to so qualify (“Nonqualified Stock Options”) or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options under this Section 5 may be granted to Employees, Non-Employee Directors and Key Advisors.

(ii)	The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Committee and shall not be less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” of the Company (within the meaning of sections 424(e) and 424(f) of the Code, respectively), unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant. Notwithstanding the foregoing, the Exercise Price of Company Stock subject to a Nonqualified Stock Option may be less than the Fair Market Value of a share of Company Stock on the date the Option is granted (“Discounted Option”), if the grant thereof is subject to the satisfaction of specified performance goals which may, but need not, be in accordance with Section 10 hereof.

(iii)	If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

(c)	Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

(d)	Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(e)	Termination of Employment or Service.
(i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Company for any reason other than a “disability”, death, or termination for “cause”, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(ii)	In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for “cause” by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Company.

(iii)	In the event the Grantee ceases to be employed by, or provide service to, the Company because the Grantee is “disabled”, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(iv)	If the Grantee dies while employed by, or providing service to, the Company or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(v)	For purposes of this Section 5(e) and Sections 7, 8 and 9:
	(A)	The term “Company” shall mean the Company and its subsidiaries.
(B)	“Employed by, or provide service to, the Company” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Restricted Stock and Performance Units, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.

	(C)	“Disability” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code.
(D)	“Cause” shall mean, (i) the Grantee’s willful misconduct with respect to the business and affairs of the Company; (ii) the Grantee’s gross neglect of duties or failure to act which materially and adversely affects the business or affairs of the Company; (iii) the Grantee’s commission of an act involving embezzlement or fraud or conviction for any felony; or the (iv) the Grantee’s breach of an employment or consulting agreement with the Company.

(f)	Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, or (z) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 11) as specified by the Committee.

(g)	Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a subsidiary, exceeds $100,000, then such Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent corporation or a subsidiary corporation (within the meaning of sections 424(e) and 424(f) of the Code, respectively).

6.	FORMULA OPTION GRANTS TO NON-EMPLOYEE DIRECTORS
In addition to any other Grants made by the Committee to a Non-Employee Director, a Non-Employee Director shall be entitled to receive Options under the Plan in accordance with this Section 6.
(a)	Initial Grant. Each Non-Employee Director who first becomes a member of the Board of Directors of the Company after the Effective Date of this Plan (as specified in Section 21) shall receive a grant of a Nonqualified Stock Option to purchase 8,000 shares of Company Stock on the date as of which he or she first becomes a member of the Board or at such other proximate time as the Committee may determine.

(b)	Annual Grants. Each Non-Employee Director shall receive an annual grant of a Nonqualified Stock Option to purchase 4,000 shares of Company Stock; provided that such Non-Employee Director qualifies as such on the date of grant. The date of grant of each such annual grant shall be December 31, the date of any year end grants to employees under this Plan or such other proximate time as the Committee shall determine. Notwithstanding the foregoing, effective for annual grants made in 1999 and thereafter, the Board, in its sole discretion, may reduce the number of shares of Company Stock subject to annual Nonqualified Stock Option grants made to the Non-Employee Directors, pursuant to this Section 6(b), at anytime prior to the grant.

(c)	Option Price. The option price of the shares of Company Stock subject to an Option granted under this Section 6 shall be equal to the Fair Market Value of the shares of Company Stock on the date of grant.

(d)	Option Term and Exercisability. The term of each Option granted pursuant to this Section 6 shall be ten years. Options granted under this Section 6 shall become exercisable in four equal installments of whole number of shares on the first, second, third and fourth anniversaries of the date of grant, unless otherwise determined by the Committee. No option, or portion thereof, granted under this Section 6 shall vest or become exercisable after the Grantee ceases to provide services to the Company and all Options shall terminate automatically on the earliest to occur of the expiration of the option term (as described above), or one of the following events:

	(i)	Upon expiration of ten (10) days after notice by the Company pursuant to Section 13(b)(ii) of the sale of all or substantially all of its assets;
	(ii)	Thirty (30) days after the date the Non-Employee Director ceases to provide services to the Company for any reason other than death or disability; or
	(iii)	One year after the date the Non-Employee Director ceases to provide services to the Company as a result of death or disability.
(e)	Applicability of Plan Provisions. Except as otherwise provided in this Section 6, options granted to Non-Employee Directors shall be subject to the provisions of this Plan applicable to Options granted to other persons.

(f)	Administration. Except to the extent provided herein, the provisions of this Section 6 are intended to operate automatically and not require administration. To the extent that any administrative determinations are required, any determinations with respect to the provisions of this Section 6 shall be made by the Committee. If at any time there are not sufficient shares of Company Stock available under the Plan to permit a grant as described in this Section 6, the Grant shall be reduced pro rata (to zero, if necessary) so as not to exceed the number of shares then available under the Plan.

7.	RESTRICTED STOCK GRANTS
The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Grant of Restricted Stock, upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock:

(a)	General Requirements. Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee in its sole discretion. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b)	Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares.
(c)	Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Section 5(e)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)	Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 12(a). Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to receive a stock certificate or certificates, or have the legend removed from the stock certificate or certificates covering any of the shares subject to restrictions, as applicable, when all restrictions on such shares have lapsed. The Committee may determine, in its sole discretion, that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for any shares issued pursuant to a Restricted Stock Grant, until all restrictions on such shares have lapsed.

(e)	Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock for which certificates have been issued or transferred to the Grantee and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

(f)	Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.

8 .	STOCK APPRECIATION RIGHTS
(a)	General Requirements. The Committee may grant stock appreciation rights (“SARs”) to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

(b)	Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c)	Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by the Company or during the applicable period after termination of employment as described in Section 5(e). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d)	Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Subsection (a).

(e)	Form of Payment. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

9.	PERFORMANCE UNITS
(a)	General Requirements. The Committee may grant performance units (“Performance Units”) to an Employee or Key Advisor. Each Performance Unit shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit shall be based on the Fair Market Value of a share of Company Stock or on such other measurement base as the Committee deems appropriate. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Units.

(b)	Performance Period and Performance Goals. When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the “Performance Period”), performance goals applicable to the Units (“Performance Goals”) and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operating units, the performance of Company Stock, individual performance, or such other criteria as the Committee deems appropriate.

(c)	Payment with respect to Performance Units. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.

(d)	Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Section 5(e)) during a Performance Period, or if other conditions established by the Committee are not met, the Grantee’s Performance Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

10.	QUALIFIED PERFORMANCE-BASED COMPENSATION
(a)	Designation as Qualified Performance-Based Compensation. The Committee may determine that Performance Units, Discounted Options or Restricted Stock granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The provisions of this Section 10 shall apply to Grants of Discounted Options, Performance Units and Restricted Stock that are to be considered “qualified performance-based compensation” under section 162(m) of the Code.

(b)	Performance Goals. When Discounted Options, Performance Units or Restricted Stock that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met in order for Discounted Options to be granted, restrictions on the Restricted Stock to lapse or amounts to be paid under the Performance Units, (ii) the Performance Period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions, including without limitation provisions relating to death, disability, other termination of employment or Change of Control, that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code. The performance goals may relate to the Employee’s business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

(c)	Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(d)	Maximum Payment. If Discounted Options, Restricted Stock, or Performance Units measured with respect to the fair market value of Company Stock, are granted, not more than 100,000 shares of Company Stock may be granted to an Employee under Discounted Options, Performance Units or Restricted Stock for any Performance Period. If Performance Units are measured with respect to other criteria, the maximum amount that may be paid to an Employee with respect to a Performance Period is $1,000,000.

(e)	Announcement of Grants. The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company’s financial results for the Performance Period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Restricted Stock or Performance Units for the Performance Period shall be forfeited.

11.	WITHHOLDING OF TAXES
(a)	Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require the Grantee or other person receiving shares to pay the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants or the Company may deduct from the amount payable under a Grant or from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b)	Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company’s income tax withholding obligation with respect to an Option, SAR, Restricted Stock or Performance Units paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the

Committee and shall be subject to the prior approval of the Committee.
12.	TRANSFERABILITY OF GRANTS
(a)	Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, in its sole discretion, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b)	Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, one or more trusts for the benefit of family members, one or more partnerships of which family members are the only partners, or other persons or entities, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

13.	CHANGE OF CONTROL OF THE COMPANY
As used herein, a “Change of Control” shall be deemed to have occurred if:
(a)	Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act), other than Alfred P. West, Jr., becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the voting power of the then outstanding securities of the Company;

(b)	The consummation of (i) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company;

(c)	Any person, other than the Company, has commenced a tender offer or exchange offer for 30% or more of the voting power of the then outstanding shares of the Company; or
(d)	At least a majority of the Board does not consist of individuals who were elected, or nominated for election, by the directors in office at the time of such election or nomination.
14.	CONSEQUENCES OF A CHANGE OF CONTROL
(a)	Notice and Acceleration. Upon a Change of Control, unless the Board determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Restricted Stock shall immediately lapse, and (iv) Grantees holding Performance Units shall receive a payment in settlement of such Performance Units, in an amount determined by the Committee, based on the Grantee’s target payment for the Performance Period and the portion of the Performance Period that precedes the Change of Control.

(b)	Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

(c)	Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Board may take one or both of the following actions: the Board may (i) require that Grantees surrender their outstanding

Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Board, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, or (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Board deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Board may specify.

(d)	Board. The Board making the determinations under this Section 14 following a Change of Control must be comprised of the same members as those on the Board immediately before the Change of Control. If the Board members do not meet this requirement, the automatic provisions of Subsections (a) and (b) shall apply, and the Board shall not have discretion to vary them.

(e)	Limitations.
(i)	Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, neither the Committee nor the Board shall have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

(ii)	The Committee shall limit the application of Section 14 if it determines that: (i) a Grantee will receive an “excess parachute payment,” as defined in section 280G of the Code, that will be subject to an excise tax under section 4999 of the Code, and (ii) the Committee’s imposition of limits on the application Section 14 will result in a Grantee receiving a larger amount on an after-tax basis than he would have received had the Committee not imposed such limitations. If the Committee must limit application of Section 14 as a result of the foregoing, it shall do so in manner that (A) maximizes total compensation paid to the Grantee without causing any compensation to be subject to excise tax under section 4999 of the Code, and (B) unless the Committee determines otherwise, restores, in the following order, Options, SARs, Restricted Stock and Performance Units on a share-by-share or unit-by-unit basis, to the terms that applied before the Change of Control.

15.	REQUIREMENTS FOR ISSUANCE OR TRANSFER OF SHARES
No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

16.	AMENDMENT AND TERMINATION OF THE PLAN
(a)	Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required in order to meet the requirements for Incentive Stock Options under section 422 of the Code (and the Board has determined that compliance with section 422 of the Code is desirable), or such approval is required in order to exempt compensation under the Plan from the deduction limit under section 162(m) of the Code.

(b)	Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Original Effective Date (as defined below), unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

(c)	Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 22(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 22(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d)	Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

17.	FUNDING OF THE PLAN
This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

18.	RIGHTS OF PARTICIPANTS
Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

19.	NO FRACTIONAL SHARES
No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

20.	HEADINGS
Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.
21.	EFFECTIVE DATE OF THE PLAN
Subject to approval by the Company’s shareholders, this amendment and restatement of the Plan is effective April 8, 2003. The Plan originally became effective on May 21, 1998 (the “Original Effective Date”).

22.	MISCELLANEOUS
(a)	Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

(b)	Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of section 162(m) of the Code and section 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 162(m) or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 162(m) or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c)	No Shareholder Rights. Except as otherwise provided by the Committee, a Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

(d)	Grantees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(e)	Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

SEI INVESTMENTS 1 FREEDOM VALLEY DRIVE P.O. BOX 1099 OAKS, PA 19456	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to SEI Investments Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SEINV1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEI INVESTMENTS COMPANY
This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.			For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
Vote On Directors
1.	Election of Directors
	Nominees:	01) Richard B. Lieb 02) Carmen V. Romeo	O	O	O

Vote On Proposals		For	Against	Abstain
2.	Approval of a 10,000,000 share increase in the number of shares Common Stock authorized for issuance under the SEI Investments Company 1998 Equity Compensation Plan (the “1998 Plan”) and of the amendment and restatement of the 1998 plan.
		O	O	O
3.	Ratification of the appointment of PricewaterhouseCoopers LLP as SEI Investments Company’s independent public accountants for 2003.	O	O	O
4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.
Receipt of notice of said meeting and the Proxy statement of SEI Investments Company accompanying the same is hereby acknowledged.
Note: Please sign exactly as your name appears hereon. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For address change, please check this box O and write them on the back where indicated
	Yes	No
Please indicate if you plan to attend this meeting	O	O

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

PROXY	SEI INVESTMENTS COMPANY	PROXY

This proxy is solicited on behalf of the Board of Directors

     The undersigned shareholder of SEI Investments Company (the “Company”) hereby appoints Lori L. White and Michelle W. Vaughn, or either of them (with full power to act alone in the absence of the other and with full power of substitution in each), the proxy or proxies of the undersigned, and hereby authorizes either of them to represent and to vote as designated on the reverse, all shares of Common Stock of the Company held of record by the undersigned at the close of business on April 10, 2003, at the Annual Meeting of Shareholders to be held on May 28, 2003, and at any adjournments thereof.

Address Changes:____________________________________________________

___________________________________________________________________

___________________________________________________________________

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)